UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2016 (June 8, 2016)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2016, the Compensation Committee of our Board of Directors approved new compensation arrangements for Blake D. Moret as the Company’s President and Chief Executive Officer effective July 1, 2016. Mr. Moret will receive an annual salary of $950,000. His incentive compensation plan target as a percentage of base salary will increase from 70% to 110% under the Company’s Annual Incentive Compensation Plan for Senior Executive Officers for the portion of fiscal 2016 during which he serves as President and Chief Executive Officer. In addition, on July 1, 2016, Mr. Moret will receive awards of stock options for shares of common stock with a value of $595,000 and restricted shares with a value of $105,000. The terms and conditions of these awards are consistent with those of comparable annual long-term incentive awards to senior executive officers under the Company’s 2012 Long-Term Incentives Plan as set forth in the forms of stock option and restricted stock agreements previously filed by the Company with the SEC. The specific number of stock options and restricted shares to be awarded will be determined on July 1, 2016 based on the closing price of our common stock on the New York Stock Exchange on that date.

The Compensation Committee also approved an amendment to the Change of Control Agreement dated September 30, 2013 between the Company and Blake D. Moret (the “Amendment”) to change, in connection with a termination of employment after a change of control, (i) the multiplier from two to three for determining the amount of severance benefits payable and (ii) the period for continuation of certain benefits from two to three years. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the form of Amendment, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In addition, the Compensation Committee approved a letter agreement between the Company and Blake D. Moret to be entered into on July 1, 2016 (the “Agreement”) with respect to the reimbursement of certain compensation. The Agreement provides that if the Company is required to restate any financial statements for periods from and after fiscal year 2016 during which he serves in the position as Chief Executive Officer due to Company’s material noncompliance with any financial reporting requirements under the securities laws, he will reimburse the Company for any incentive- or equity- based compensation received by him from the Company during the 12 months following the public filing of such financial statements and any profits realized by him on the sale of the Company’s securities during that 12-month period. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the form of Agreement, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

On June 9, 2016, the Compensation Committee approved new compensation arrangements for Keith D. Nosbusch for his continued service as an employee after he steps down as the Company’s President and Chief Executive Officer on July 1, 2016. Mr. Nosbusch will receive an annual salary of $400,000 and will no longer participate in any of the Company’s annual incentive compensation plans.

(Page 2 of 4 Pages)

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2016, our Board of Directors approved amendments to our By-Laws, effective as of that date. These amendments allow eligible shareowners to have their own director nominees included in the Company’s proxy statement for the annual meeting. Under the amendments, a shareowner, or group of up to 20 shareowners, that owns three percent or more of the Company’s outstanding common stock continuously for at least three years may submit director nominees for up to the greater of two directors or 20 percent of the Board, provided the shareowner and nominees satisfy the requirements specified in the by-laws. The above description of the amendments is not complete and is qualified in its entirety by reference to the Company’s By-Laws, as amended, a copy of which is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 8, 2016, the Board of Directors of Rockwell Automation elected a new corporate officer to lead our Control Products and Solutions segment when Blake D. Moret takes over as President and Chief Executive Officer on July 1, 2016, as previously announced. Kenneth M. Champa is being promoted to Senior Vice President of the Control Products and Solutions segment effective July 1. Currently Mr. Champa serves as vice president of Finance, Control Products and Solutions and Operations and Engineering Services. Mr. Champa has held a number of key finance and leadership roles with increasing responsibility since joining Rockwell Automation in 1985.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendments to By-laws of the Company

3.2	By-laws of the Company (as amended and restated effective June 8, 2016)

99.1	Form of Amendment to Change of Control Agreement to be dated July 1, 2016 between the Company and Blake D. Moret

99.2	Form of Letter Agreement to be dated July 1, 2016 between the Company and Blake D. Moret

(Page 3 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Douglas M. Hagerman
Douglas M. Hagerman
Senior Vice President, General Counsel and Secretary

Date: June 10, 2016

(Page 4 of 4 Pages)